(Exhibit 22)

                                           Jurisdiction
                                         of Organization
                                        ___________________

Harbor Court Limited Partnership                 NY
Old Public Limited Partnership                   TN
Lancaster Terrace Limited Partnership            OR
655 North Street Limited Partnership             LA
Landreth Venture                                 PA
Homestead Apartments Associates Ltd.             FL
Bethel Villa Associates, L.P.                    DE
West Diamond Street Associates                   PA
Susquehanna Partners                             PA
Boston Bay Limited Partnership                   MA
Morrant Bay Limited Partnership                  MA
Hope Bay Limited Partnership                     MA
Lares Apartments Limited Partnership             PR
Lajas Apartments Limited Partnership             PR
Arlington-Rodeo Properties                       CA
Conifer Bateman Associates                       NY
Hampden Hall Associates, L.P.                    MO
Chester Renaissance Associates                   PA
Homestead Apartments II, LTD.                    FL
P.S. 157 Associates, L.P.                        NY
Cloisters Limited Partnership II                 PA
Creative Choice Homes II, LTD.                   FL
Milford Crossing Associates L.P.                 DE
BX-7F Associates, L.P.                           NY
Los Angeles Limited Partnership                  PR
Christine Apartments, L.P.                       NY
Plainsboro Housing Partners, L.P.                NJ
Rolling Green Associates, L.P.                   NY


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